EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innova Robotics and Automation, Inc. f/k/a Innova Holdings, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eugene V. Gartlan, Chief Financial Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Innova Robotics and Automation, Inc. f/k/a Innova Holdings, Inc. and will be retained by Innova Robotics and Automation, Inc. f/k/a Innova Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

November 20, 2006

/s/ Eugene V. Gartlan
Eugene V. Gartlan
Chief Financial Officer (Principal Accounting and